UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

Transfer Technology International Corp.
 (Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other Jurisdiction of Incorporation or organization)	000-27131 (Commission File Number)	88-0381258 (IRS Employer I.D. No.)
___________________________

2240 Twelve Oaks Way, Suite 101-1
Wesley Chapel, Florida  33544
Tel:  (813) 388-6891
Fax:  (813) 428-5990
 (Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

N/A
(Former name and/or address if changed since last report)

Item 3.02  Unregistered Sales of Equity Securities

The Company has issued 85,000,000 Rule 144 restricted shares of common stock of the Company to an executive officer and director of the Company.  The shares were issued as compensation for services rendered, conversion of debt and pursuant to employment agreement anti-dilution rights.  The issuance was booked at $0.006 per share.  The issuance of the shares was exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act since the shares were issued by the Company and did not involve any public offering.  The share recipient is closely related to and well known by the Company.  All shares issued are restricted shares pursuant to Rule 144 promulgated under the Act.

Item 8.01 Other Events

The Registrant hereby states that as of May 19, 2011, the Registrant has outstanding 209,163,747 shares of its common stock.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            Transfer Technology International Corp.

Dated: May 20, 2011                          By: /s/ Chris Trina
                                                                   Chris Trina
                                                                   Chief Executive Officer